UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-25380

Date of Report: January 5, 2007

CHINA HUAREN ORGANIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)
Delaware	43-1401158
(State of Other Jurisdiction of incorporation or organization)	(I.R.S.Employer Identification No.)

100 Wall Street, 15th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

(212) 232-0120

(Registrant’s telephone number including area code)

Ultradata Systems, Incorporated
(Former Name, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendment to Articles of Incorporation

Effective on January 16, 2007, Ultradata Systems, Inc. filed with the Delaware Secretary of State a Certificate of Amendment of its Certificate of Incorporation.  The amendment (1) changed the name of the corporation to “China Huaren Organic Products, Inc., (2) effected a reverse stock split of the corporation’s common stock in the ratio of 1:39, and (3) increased the authorized common stock from 50,000,000 shares, par value $.01, to 100,000,000 shares, par value $.01.

Item 3.02

Unregistered Sale of Equity Securities

On January 5, 2007 Warner Technology & Investment Corp. exercised its right to convert all of the outstanding Series B Preferred Stock into 58,499,413 shares of common stock.  After giving effect to the reverse stock split on January 16, the shares obtained by Warner Technology & Investment Corp. on conversion of the Series B Preferred Stock totalled 1,499,985.

Item 5.02

Election of Directors; Appointment of Certain Officers

On January 5, 2007 Zhou Huakang, who was on the date the sole member of the Company’s Board of Directors, elected Fang Jinzhong and Zhang Chengcai to serve as additional members  of the Board of Directors.  The Board will then elect Fang Jinzhong to serve as the Company’s Chief Executive Officer and Chief Financial Officer, and elected Zhang Chengcai to serve as the Company’s Vice President for Marketing.  Information regarding Fang Jinzhong and Zhang Chengcai follows:

Fang Jinzhong joined Mr. Zhang in founding Jilin Huaren Organic Health Products, Ltd. in 2002.  Jilin Huaren is now a subsidiary of the China Huaren Organic Health Products, Inc.  Mr. Fang has served as its Chairman and Chief Executive Officer since 2002.  Prior to forming Jilin Huaren, Mr. Fang had been engaged since 1978 in the business of agricultural production, agricultural product processing, marketing of agricultural products and agricultural technology.   Mr. Fang was awarded a Bachelor’s Degree from the Jilin Financial College in 1978, where he majored in Agricultural Industrial Operations.  Mr. Fang is 50 years old.

Zhang Chengcai joined Mr. Fang in founding Jilin Huaren in 2002.  He has served as its Deputy Chairman and Director of Marketing.  From 1998 to 2002 Mr. Zhang was a sales representative for Amway China, from whom he received the Emerald Award.  From 1987 to 1998 Mr. Zhang was employed in the radiology department of Jilin Medical College Hospital, where he conducted research on agricultural products and supervised testing of organic foods.  Mr. Zhang was awarded a Bachelor’s Degree from the Jilin Medical College in 1978, where he majored in Radiology.  Mr. Zhang is 44 years old.

Item 9.01

Financial Statements and Exhibits

Exhibits

3-a

Certificate of Amendment of Certificate of Incorporation filed on January 8, 2007, effective on January 16, 2007 at 6:00 p.m. Eastern Standard Time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Huaren Organic Products, Inc.

Dated:  January 22, 2007

By:/s/ _Fang Jinzhong_____________________

       Fang Jinzhong, Chief Executive Officer